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                                                                    EXHIBIT 23.2




              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated February 20, 1998, accompanying the consolidated financial statements of Crossroads Bancshares, Inc. and subsidiary and our report dated January 14, 1998 accompanying the consolidated financial statements of SNB Bancshares, Inc. and subsidiary, all contained in this Amendment No. 3 to Form S-4 Registration Statement and Prospectus and consent to the use of our name as it appears under the caption "Experts".


     This 16th day of June, 1998.



                                McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP


                                BY: /s/ Ray C. Pearson
                                    ------------------
                                    RAY C. PEARSON